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                                                                 EXHIBIT 3.2(ii)

3.2(ii) Articles of Amendment to Articles of Incorporation, filed on December 6, 1982

Advance Technologies, Inc. Form 10 SB
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                                                                              #1

                                     State
                                      of
                                   DELAWARE

                         Office of SECRETARY OF STATE

       I, Glenn C. Kenton, Secretary of State of the State of Delaware,
       do hereby certify that the attached is a true and correct copy of
                           Certificate of Amendment
                   filed in this office on December 6, 1982.


                                                    /s/ Glenn C. Kenton
                                             -----------------------------------
                                             Glenn C. Kenton, Secretary of State

          [SEAL]                             BY:  /s/ [ILLEGIBLE]
                                                --------------------------------

                                             DATE:       December 6, 1982
                                                  ------------------------------

Form 120

Advance Technologies, Inc. Form 10 SB
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                                                                 FILED

                             ARTICLES OF AMENDMENT             DEC 6 1992  9AM

                                      TO                     /s/ [Illegible]

                           ARTICLES OF INCORPORATION

                                      OF

                               SUN ENERGY, INC.
            Pursuant to Section 242 of the General Corporation Law

     The undersigned, L.B. Wilkes and Phyllis McIntosh, President and Secretary, respectively, of Sun Energy, Inc., hereby certify as follows:

     1. That Article IV of the Articles of Incorporation of Sun Energy, Inc. has been amended by changing the number of authorized shares of common stock from five million (5,000,000) shares to twenty-five million (25,000,000) shares, at a per value of $.01 per share.

     2. That a Special Meeting of the Board of Directors of Sun Energy, Inc. was held at the Henry Clay Room of the Hyatt-Regency Hotel, 400 West Vine Street, Lexington, Kentucky, on October 11, 1982, at 10:00 a.m., local time, and that said meeting was duly called upon notice of the specific purpose of considering the aforesaid amendment to the Articles of Incorporation, that all of the directors voted to adopt the aforesaid amendment to the Articles of Incorporation, and

     3. That a Special Meeting of the Stockholders of Sun Energy, Inc. was held at Henry Clay Room of the Hyatt-Regency Hotel, 400 West Vine Street, Lexington, Kentucky, on October 11, 1982 at 11:00 a.m., local time, and that said meeting was duly called upon notice of the specific purpose of considering the aforesaid amendment to the Articles of Incorporation, that holders of all the voting power of shares of the corporation


Advance Technologies, Inc. Form 10 SB
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entitled to vote upon the adoption of the aforesaid amendment were present at said meeting, and that 3,693,855 shares of common stock out of a total of 4,825,470 shares issued voted in favor of, and by such vote adopted, the aforesaid amendment to the Articles of Incorporation.

     IN TESTIMONY WHEREOF, witness our signatures this 11th day of October, 1982.


                               /s/ L.B. WILKES
                               ---------------------------------------
                                   L. B. WILKES


                               /s/ PHYLLIS MCINTOSH
                              ----------------------------------------
           ATTEST:                 PHYLLIS MCINTOSH


Advance Technologies, Inc. Form 10 SB
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STATE OF KENTUCKY)
                 )SS
COUNTY OF FAYETTE)


     L.B. Wilkes and Phyllis McIntosh, after being duly sworn, say that they are President and Secretary, respectively, of Sun Energy, Inc.; that they have read the foregoing amendment to the Articles of Incorporation of Sun Energy, Inc.; that they are familiar with the statements contained therein and that the statements contained therein are true.


                                 /s/ L. B. WILKES
                                 ------------------------------------------
                                     L. B. WILKES


                                /s/ PHYLLIS MCINTOSH
                                -------------------------------------------
                  ATTEST            PHYLLIS MCINTOSH


     Subscribed and sworn to before me this 11th day of October, 1982.


     My Commission Expires:     Nov. 5, 1984
                                ------------


                                CHARMAINE STAMON BROWN
                                ------------------------------------------
                                NOTARY PUBLIC, STATE AT LARGE, KY.


Advance Technologies, Inc. Form 10 SB